Exhibit 23.4

CONSENT OF INDEPENDENT PETROLEUM ENGINEERS AND GEOLOGISTS

Ryder Scott Company issued a report dated August 20, 2008, and effective June 30, 2008, for the reserves and future net revenues of the Pogo acquisition properties located in the Gulf of Mexico. We hereby consent to the inclusion of our name and results from our report in the Energy XXI (Bermuda) Limited June 30, 2009 Form 10-K.

RYDER SCOTT COMPANY, L.P.

	By:	/s/ Ryder Scott Company, L.P.
TBPE Firm License No. 1580

Houston, Texas
September 2, 2009